Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2015 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 21, 2015) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced financial results for the second quarter of 2015. Net income for the second quarter of 2015 was $15,394,000, or basic and diluted earnings per share (“EPS”) of $0.49 and $0.48, respectively, as compared to $14,853,000, or basic and diluted EPS of $0.47, for the second quarter of 2014.

On July 1, 2015, the Company acquired by merger Heritage Financial Group, Inc. (“Heritage”), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South, a Georgia savings bank. The combined company has approximately $7.77 billion in total assets with 171 banking, mortgage, wealth management, investment and insurance offices throughout Mississippi, Tennessee, Alabama, Georgia and Florida. During the second quarter of 2015, the Company incurred pre-tax merger expenses related to the Heritage merger of approximately $1,467,000, or $906,000 on an after-tax basis, which equated to a reduction of $0.03 in diluted EPS for the second quarter of 2015.

For the second quarter of 2015, the Company’s return on average assets and return on average equity were 1.06% and 8.42%, respectively, as compared to 1.02% and 8.67%, respectively, for the second quarter of 2014. The Company’s 2015 second quarter return on average tangible assets and return on average tangible shareholders’ equity were 1.17% and 14.89%, respectively, as compared to 1.15% and 16.55%, respectively, for the second quarter of 2014.

“We are pleased with our second quarter financial results highlighted by 16.37% annualized linked quarter non-acquired loan growth and strong revenue growth driven from our mortgage operations. Focusing on profitability for the quarter, our diluted earnings per share of $0.48 continues to represent some of the highest quarterly operating earnings in the 111-year history of our company excluding quarters which recognized one-time gains associated with acquisitions,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “The sustainability of this profitability is reflected in our return on average assets of 1.06% for the quarter, marking the fifth consecutive quarter we’ve achieved greater than 1.00% return on average assets.”

Total assets as of June 30, 2015, were approximately $5.90 billion, as compared to $5.88 billion on a linked quarter basis and $5.81 billion as of December 31, 2014.

Total loans, including loans acquired in either the First M&F Corporation (“First M&F”) merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $4.04 billion at June 30, 2015, as compared to $3.95 billion on a linked quarter basis and $3.99 billion as of December 31, 2014.

Excluding acquired loans, loans grew 4.30%, or 8.67% annualized, to $3.41 billion at June 30, 2015, as compared to $3.27 billion at December 31, 2014 and increased 4.08%, or 16.37% annualized, from $3.27 billion on a linked quarter basis.

Total deposits were $4.89 billion at June 30, 2015, as compared to $4.84 billion at December 31, 2014, and $4.89 billion at June 30, 2014. The Company’s cost of funds was 40 basis points for the second quarter of 2015, as compared to 48 basis points for the same quarter in 2014. The Company’s noninterest-bearing deposits averaged approximately $970 million, or 19.97% of average total deposits, for the second quarter of 2015, as compared to $937 million, or 19.58% for the fourth quarter of 2014, and $905 million, or 18.38% for the second quarter of 2014.

At June 30, 2015, the Company’s Tier 1 leverage capital ratio was 9.90%, its common equity Tier 1 capital ratio was 10.44%, its Tier 1 risk-based capital ratio was 12.52%, and its total risk-based capital ratio was 13.54%. The Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

“Looking at our capital levels, our tangible common equity ratio stands at 7.78% at June 30, 2015, which, coupled with our strong regulatory capital ratios, will continue to support future balance sheet growth whether organic or the result of additional external opportunity,” said McGraw.

Net interest income was $51.67 million for the second quarter of 2015, as compared to $52.17 million for the second quarter of 2014. Net interest margin was 4.17% for the second quarter of 2015, compared to 4.24% for the second quarter of 2014. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans was $3.60 million in the second quarter of 2015, which increased net interest margin 28 basis points, compared to $3.52 million, which is a 28 basis point increase in net interest margin for the same period in 2014.

Noninterest income increased 17.70% to $22.92 million for the second quarter of 2015, as compared to $19.47 million for the second quarter of 2014. The increase in noninterest income was primarily attributable to growth in the Company’s mortgage operations and resulting mortgage income.

Noninterest expense was $51.18 million for the second quarter of 2015, as compared to approximately $49.40 million for the second quarter of 2014. The increase in the Company’s noninterest expense was primarily attributable to an increase in salary and employee benefits as well as merger related expenses. The increase in salaries and employee benefits was due to higher levels of commissions paid in our mortgage banking division.

At June 30, 2015, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $44.26 million, and total other real estate owned (“OREO”) was $27.06 million. The Company’s nonperforming loans and OREO that were acquired either through the First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $23.10 million and $12.10 million, respectively at June 30, 2015.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition and/or are subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $21.16 million as of June 30, 2015, as compared to $20.19 million at December 31, 2014. Nonperforming loans as a percentage of total loans were 0.62% as of June 30, 2015 and December 31, 2014. The increase in nonperforming loans at June

30, 2015, was primarily due to a $2.8 million matured loan which was carried as 90 days past due at June 30, 2015 but has since been resolved through pay-off.

Annualized net charge-offs as a percentage of average loans were 0.16% for the second quarter of 2015, as compared to 0.23% for the same period in 2014. The Company recorded a provision for loan losses of $1.18 million for the second quarter of 2015, as compared to $1.45 million for the second quarter of 2014.

The allowance for loan losses totaled $41.89 million at June 30, 2015, as compared to $42.29 million as of December 31, 2014. The allowance for loan losses as a percentage of loans was 1.23% as of June 30, 2015, as compared to 1.29% as of December 31, 2014.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 197.95% as of June 30, 2015, as compared to 209.49% as of December 31, 2014. Loans 30 to 89 days past due as a percentage of total loans were 0.19% at June 30, 2015, as compared to 0.32% at December 31, 2014.

OREO was $14.97 million as of June 30, 2015, as compared to $17.09 million at December 31, 2014.

“We continue to see many opportunities on the horizon, specifically strong commercial loan pipelines which support our annual loan growth goals with a robust mortgage loan pipeline, both of which should drive continued revenue growth,” stated McGraw. “With the addition of the Heritage team, its customers and operations, we continue to be well positioned to accelerate profitability and earnings growth, which in turn, we believe will generate shareholder value.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, July 22, 2015.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst150722. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10069391 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until August 5, 2015.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 111-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $7.77 billion and operates more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “average tangible shareholders’ equity”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2015 -	For The Six Months Ending
	2015		2014				Q2 2014	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Statement of earnings
Interest income - taxable equivalent basis	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	(2.48)	$114,426	$117,813	(2.87)
Interest income	$56,769	$54,166	$55,596	$56,358	$58,277	$56,177	(2.59)	$110,935	$114,454	(3.07)
Interest expense	5,099	5,324	5,580	5,886	6,108	6,206	(16.52)	10,423	12,314	(15.36)
Net interest income	51,670	48,842	50,016	50,472	52,169	49,971	(0.96)	100,512	102,140	(1.59)
Provision for loan losses	1,175	1,075	1,050	2,217	1,450	1,450	(18.97)	2,250	2,900	(22.41)
Net interest income after provision	50,495	47,767	48,966	48,255	50,719	48,521	(0.44)	98,262	99,240	(0.99)
Service charges on deposit accounts	6,092	5,933	6,526	6,747	6,193	5,916	(1.63)	12,025	12,109	(0.69)
Fees and commissions on loans and deposits	5,384	4,894	5,150	6,237	5,515	4,972	(2.38)	10,278	10,487	(1.99)
Insurance commissions and fees	2,119	1,967	1,973	2,270	2,088	1,863	1.48	4,086	3,951	3.42
Wealth management revenue	2,248	2,190	2,144	2,197	2,170	2,144	3.59	4,438	4,314	2.87
Securities gains (losses)	96	—	—	375	—	—	—	96	—	—
Gain on sale of mortgage loans	5,407	4,633	2,369	2,635	2,006	1,585	169.54	10,040	3,591	179.59
Gain on acquisition	—	—	—	—	—	—	—	—	—	—
Other	1,571	2,287	1,809	2,102	1,499	2,136	4.80	3,858	3,635	6.13
Total noninterest income	22,917	21,904	19,971	22,563	19,471	18,616	17.70	44,821	38,087	17.68
Salaries and employee benefits	30,394	28,260	27,301	29,569	29,810	28,428	1.96	58,654	58,238	0.71
Data processing	3,152	3,181	2,949	2,906	2,850	2,695	10.60	6,333	5,545	14.21
Occupancy and equipment	5,524	5,559	5,146	5,353	4,906	4,847	12.60	11,083	9,753	13.64
Other real estate	954	532	723	1,101	1,068	1,701	(10.67)	1,486	2,769	(46.33)
Amortization of intangibles	1,239	1,275	1,327	1,381	1,427	1,471	(13.17)	2,514	2,898	(13.25)
Merger-related expenses	1,467	478	499	—	—	195	—	1,945	195	897.44
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—
Other	8,446	8,129	8,034	7,865	9,335	8,308	(9.52)	16,575	17,643	(6.05)
Total noninterest expense	51,176	47,414	45,979	48,175	49,396	47,645	3.60	98,590	97,041	1.60
Income before income taxes	22,236	22,257	22,958	22,643	20,794	19,492	6.93	44,493	40,286	10.44
Income taxes	6,842	7,017	7,361	7,108	5,941	5,895	15.17	13,859	11,836	17.09
Net income	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	3.64	$30,634	$28,450	7.68
Basic earnings per share	$0.49	$0.48	$0.49	$0.49	$0.47	$0.43	4.26	$0.97	$0.90	7.78
Diluted earnings per share	0.48	0.48	0.49	0.49	0.47	0.43	2.13	0.96	0.90	6.67
Average basic shares outstanding	31,626,059	31,576,275	31,537,278	31,526,423	31,496,737	31,436,148	0.41	31,601,304	31,466,610	0.43
Average diluted shares outstanding	31,865,172	31,815,710	31,781,734	31,718,529	31,698,198	31,668,362	0.53	31,834,257	31,682,496	0.48
Common shares outstanding	31,644,706	31,604,937	31,545,145	31,533,703	31,519,641	31,480,395	0.40	31,644,706	31,519,641	0.40
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—
Performance ratios
Return on average shareholders' equity	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%		8.50%	8.44%
Return on average tangible shareholders' equity (1)	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%		15.16%	16.31%
Return on average assets	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%		1.06%	0.98%
Return on average tangible assets (2)	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%		1.18%	1.10%
Net interest margin (FTE)	4.17%	4.03%	4.09%	4.12%	4.24%	4.04%		4.10%	4.14%
Yield on earning assets (FTE)	4.57%	4.45%	4.53%	4.58%	4.72%	4.53%		4.51%	4.62%
Cost of funding	0.40%	0.43%	0.45%	0.47%	0.48%	0.48%		0.42%	0.48%
Average earning assets to average assets	87.79%	87.49%	87.41%	87.32%	87.39%	87.35%		87.64%	87.37%
Average loans to average deposits	81.93%	81.44%	82.67%	82.26%	79.11%	77.00%		81.69%	78.05%
Noninterest income (less securities gains/
losses) to average assets	1.57%	1.53%	1.38%	1.53%	1.34%	1.27%		1.55%	1.31%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.41%	3.27%	3.14%	3.32%	3.39%	3.25%		3.34%	3.32%
Net overhead ratio	1.84%	1.74%	1.76%	1.79%	2.06%	1.97%		1.79%	2.01%
Efficiency ratio (FTE) (4)	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%		63.29%	65.43%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2015	For The Six Months Ending
	2015		2014				Q2 2014	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Average Balances
Total assets	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	0.19	$5,834,718	$5,881,993	(0.80)
Earning assets	5,133,567	5,093,224	5,022,647	5,027,805	5,100,833	5,178,069	0.64	5,113,507	5,139,238	(0.50)
Securities	999,962	989,743	979,052	1,001,548	1,026,948	1,002,519	(2.63)	994,881	1,014,801	(1.96)
Mortgage loans held for sale	87,435	50,918	27,443	31,832	26,004	19,925	236.24	69,277	22,981	201.45
Loans, net of unearned	3,978,514	3,969,244	3,954,606	3,937,142	3,897,027	3,868,747	2.09	3,973,905	3,882,966	2.34
Intangibles	295,441	296,682	297,978	300,725	302,181	303,599	(2.23)	296,058	302,886	(2.25)
Noninterest-bearing deposits	969,770	932,011	936,672	896,856	905,180	949,317	7.14	950,995	927,126	2.57
Interest-bearing deposits	3,886,199	3,941,863	3,846,891	3,889,133	4,020,754	4,074,745	(3.35)	3,913,877	4,047,601	(3.30)
Total deposits	4,855,969	4,873,874	4,783,563	4,785,988	4,925,934	5,024,063	(1.42)	4,864,872	4,974,727	(2.21)
Borrowed funds	204,884	168,758	190,928	214,017	169,373	170,091	20.97	186,921	169,730	10.13
Shareholders' equity	733,158	719,687	709,780	697,103	686,794	673,046	6.75	726,460	679,959	6.84

							Q2 2015 -	As of
	2015		2014				Q4 2014	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Balances at period end
Total assets	$5,899,190	$5,882,098	$5,805,129	$5,751,711	$5,826,020	$5,902,831	1.62	$5,899,190	$5,826,020	1.26
Earning assets	5,186,419	5,168,497	5,063,039	5,053,252	5,063,873	5,161,173	2.44	5,186,419	5,063,873	2.42
Securities	965,290	1,016,393	983,747	980,328	1,007,331	1,046,688	(1.88)	965,290	1,007,331	(4.17)
Mortgage loans held for sale	108,023	102,780	25,628	30,451	28,116	28,433	321.50	108,023	28,116	284.20
Loans acquired from M&F	507,653	553,574	577,347	636,628	694,115	746,047	(12.07)	507,653	694,115	(26.86)
Loans not acquired	3,407,925	3,274,314	3,267,486	3,165,492	3,096,286	2,947,836	4.30	3,407,925	3,096,286	10.06
Loans acquired and subject to loss share	121,626	125,773	143,041	155,319	167,129	173,545	(14.97)	121,626	167,129	(27.23)
Total loans	4,037,204	3,953,661	3,987,874	3,957,439	3,957,530	3,867,428	1.24	4,037,204	3,957,530	2.01
Intangibles	294,808	296,053	297,330	298,609	301,478	302,903	(0.85)	294,808	301,478	(2.21)
Noninterest-bearing deposits	972,672	959,351	919,872	935,544	902,766	914,964	5.74	972,672	902,766	7.74
Interest-bearing deposits	3,917,772	3,983,419	3,918,546	3,828,126	3,983,965	4,089,820	(0.02)	3,917,772	3,983,965	(1.66)
Total deposits	4,890,444	4,942,770	4,838,418	4,763,670	4,886,731	5,004,784	1.08	4,890,444	4,886,731	0.08
Borrowed funds	219,089	162,313	188,825	227,664	189,830	168,700	16.03	219,089	189,830	15.41
Shareholders' equity	730,976	723,196	711,651	700,475	688,215	676,715	2.72	730,976	688,215	6.21
Market value per common share	$32.60	$30.05	$28.93	$27.05	$29.07	$29.05	12.69	$32.60	$29.07	12.14
Book value per common share	23.10	22.88	22.56	22.21	21.83	21.50	2.39	23.10	21.83	5.82
Tangible book value per common share	13.78	13.52	13.13	12.74	12.27	11.87	4.95	13.78	12.27	12.31
Shareholders' equity to assets (actual)	12.39%	12.29%	12.26%	12.18%	11.81%	11.46%		12.39%	11.81%
Tangible capital ratio (3)	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%		7.78%	7.00%
Leverage ratio	9.90%	9.74%	9.53%	9.31%	8.91%	8.56%		9.90%	8.91%
Common equity tier 1 capital ratio	10.44%	10.35%	—%	—%	—%	—%		10.44%	—%
Tier 1 risk-based capital ratio	12.52%	12.47%	12.45%	12.28%	11.82%	11.54%		12.52%	11.82%
Total risk-based capital ratio	13.54%	13.51%	13.54%	13.43%	12.96%	12.70%		13.54%	12.96%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2015 -	As of
	2015		2014				Q4 2014	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Loans not acquired
Commercial, financial, agricultural	$437,181	$418,752	$418,501	$378,802	$365,262	$347,828	4.46	$437,181	$365,262	19.69
Lease Financing	17,633	11,560	10,114	5,377	1,767	612	74.34	17,633	1,767	897.91
Real estate- construction	212,071	200,966	210,837	193,787	172,319	149,449	0.59	212,071	172,319	23.07
Real estate - 1-4 family mortgages	1,073,816	1,025,264	1,014,412	984,778	966,546	941,260	5.86	1,073,816	966,546	11.10
Real estate - commercial mortgages	1,589,969	1,542,706	1,538,950	1,527,680	1,516,372	1,441,404	3.32	1,589,969	1,516,372	4.85
Installment loans to individuals	77,255	75,066	74,672	75,068	74,020	67,283	3.46	77,255	74,020	4.37
Loans, net of unearned	$3,407,925	$3,274,314	$3,267,486	$3,165,492	$3,096,286	$2,947,836	4.30	$3,407,925	$3,096,286	10.06
Loans acquired and subject to loss share
Commercial, financial, agricultural	$3,726	$3,917	$6,684	$7,699	$7,677	$8,283	(44.25)	$3,726	$7,677	(51.47)
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	—	1,648	1,648	1,648	—	—	1,648	(100.00)
Real estate - 1-4 family mortgages	40,333	42,758	44,017	46,354	49,616	52,252	(8.37)	40,333	49,616	(18.71)
Real estate - commercial mortgages	77,536	79,064	92,304	99,579	108,166	111,337	(16.00)	77,536	108,166	(28.32)
Installment loans to individuals	31	34	36	39	22	25	(13.89)	31	22	40.91
Loans, net of unearned	$121,626	$125,773	$143,041	$155,319	$167,129	$173,545	(14.97)	$121,626	$167,129	(27.23)
Loans acquired from M&F
Commercial, financial, agricultural	$39,652	$52,119	$58,098	$64,058	$74,887	$84,005	(31.75)	$39,652	$74,887	(47.05)
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	505	483	1,224	1,631	2,610	4,803	(58.74)	505	2,610	(80.65)
Real estate - 1-4 family mortgages	161,765	171,433	177,931	190,447	205,126	217,748	(9.09)	161,765	205,126	(21.14)
Real estate - commercial mortgages	295,484	317,224	325,660	363,793	390,781	415,417	(9.27)	295,484	390,781	(24.39)
Installment loans to individuals	10,247	12,315	14,434	16,699	20,711	24,074	(29.01)	10,247	20,711	(50.52)
Loans, net of unearned	$507,653	$553,574	$577,347	$636,628	$694,115	$746,047	(12.07)	$507,653	$694,115	(26.86)
Asset quality data
Assets not acquired:
Nonaccrual loans	$15,514	$17,719	$18,781	$19,070	$17,175	$18,365	(17.40)	$15,514	$17,175	(9.67)
Loans 90 past due or more	5,647	1,193	1,406	7,177	3,615	1,322	301.64	5,647	3,615	56.21
Nonperforming loans	21,161	18,912	20,187	26,247	20,790	19,687	4.82	21,161	20,790	1.78
Other real estate owned	14,967	16,735	17,087	20,461	23,950	25,117	(12.41)	14,967	23,950	(37.51)
Nonperforming assets not acquired	$36,128	$35,647	$37,274	$46,708	$44,740	$44,804	(3.07)	$36,128	$44,740	(19.25)
Assets acquired and subject to loss share:
Nonaccrual loans	$19,487	$18,040	$24,172	$33,216	$41,425	$46,078	(19.38)	$19,487	$41,425	(52.96)
Loans 90 past due or more	—	—	48	1,979	—	32	(100.00)	—	—	—
Nonperforming loans	19,487	18,040	24,220	35,195	41,425	46,110	(19.54)	19,487	41,425	(52.96)
Other real estate owned	3,853	4,325	6,368	4,033	7,472	10,218	(39.49)	3,853	7,472	(48.43)
Nonperforming assets acquired and subject to loss share	$23,340	$22,365	$30,588	$39,228	$48,897	$56,328	(23.70)	$23,340	$48,897	(52.27)
Assets acquired from M&F:
Nonaccrual loans	$1,085	$1,627	$1,443	$1,991	$5,966	$6,393	(24.81)	$1,085	$5,966	(81.81)
Loans 90 past due or more	2,523	9,636	9,259	8,375	5,057	1,922	(72.75)	2,523	5,057	(50.11)
Nonperforming loans	3,608	11,263	10,702	10,366	11,023	8,315	(66.29)	3,608	11,023	(67.27)
Other real estate owned	8,244	10,626	11,017	9,565	10,381	12,406	(25.17)	8,244	10,381	(20.59)
Nonperforming assets acquired from M&F	$11,852	$21,889	$21,719	$19,931	$21,404	$20,721	(45.43)	$11,852	$21,404	(44.63)
Net loan charge-offs (recoveries)	$1,589	$1,062	$3,330	$4,952	$2,194	$1,067	(52.28)	$2,651	$3,261	(18.71)
Allowance for loan losses	41,888	42,302	42,289	44,569	47,304	48,048	(0.95)	41,888	47,304	(11.45)
Annualized net loan charge-offs / average loans	0.16%	0.11%	0.33%	0.50%	0.23%	0.11%		0.13%	0.17%
Nonperforming loans / total loans*	1.10%	1.22%	1.38%	1.81%	1.85%	1.92%		1.10%	1.85%
Nonperforming assets / total assets*	1.21%	1.36%	1.54%	1.84%	1.97%	2.06%		1.21%	1.97%
Allowance for loan losses / total loans*	1.04%	1.07%	1.06%	1.13%	1.20%	1.24%		1.04%	1.20%
Allowance for loan losses / nonperforming loans*	94.65%	87.74%	76.74%	62.07%	64.59%	64.83%		94.65%	64.59%
Nonperforming loans / total loans**	0.62%	0.58%	0.62%	0.83%	0.67%	0.67%		0.62%	0.67%
Nonperforming assets / total assets**	0.61%	0.61%	0.64%	0.81%	0.77%	0.76%		0.61%	0.77%
Allowance for loan losses / total loans**	1.23%	1.29%	1.29%	1.41%	1.53%	1.63%		1.23%	1.53%
Allowance for loan losses / nonperforming loans**	197.95%	223.68%	209.49%	169.81%	227.53%	244.06%		197.95%	227.53%
*Based on all assets (includes acquired assets)
**Excludes assets acquired from M&F and assets covered under loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

			RECONCILIATION OF GAAP TO NON-GAAP

							For The Six Months Ending
	2015		2014				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Net income (GAAP)	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	$30,634	$28,450
Amortization of intangibles, net of tax	858	873	902	947	1,019	1,026	1,731	2,047
Tangible net income (non-GAAP)	$16,252	$16,113	$16,499	$16,482	$15,872	$14,623	$32,365	$30,497

Average shareholders' equity (GAAP)	$733,158	$719,687	$709,780	$697,103	$686,794	$673,046	$726,460	$679,959
Intangibles	295,441	296,682	297,978	300,725	302,181	303,599	296,058	302,886
Average tangible s/h's equity (non-GAAP)	$437,717	$423,005	$411,802	$396,378	$384,613	$369,447	$430,402	$377,073

Average total assets (GAAP)	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	$5,834,718	$5,881,993
Intangibles	295,441	296,682	297,978	300,725	302,181	303,599	296,058	302,886
Average tangible assets (non-GAAP)	$5,552,098	$5,525,076	$5,448,168	$5,457,358	$5,534,426	$5,624,285	$5,538,660	$5,579,107

Actual total assets (GAAP)	$5,899,190	$5,882,098	$5,805,129	$5,751,711	$5,826,020	$5,902,831	$5,899,190	$5,826,020
Intangibles	294,808	296,053	297,330	298,609	301,478	302,903	294,808	301,478
Actual tangible assets (non-GAAP)	$5,604,382	$5,586,045	$5,507,799	$5,453,102	$5,524,542	$5,599,928	$5,604,382	$5,524,542

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%	8.50%	8.44%
Effect of adjustment for intangible assets	6.47%	6.86%	7.18%	7.66%	7.88%	7.86%	6.66%	7.87%
Return on avg tangible s/h's equity (non-GAAP)	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%	15.16%	16.31%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%	1.06%	0.98%
Effect of adjustment for intangible assets	0.11%	0.12%	0.12%	0.13%	0.13%	0.12%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%	1.18%	1.10%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	12.39%	12.29%	12.26%	12.18%	11.81%	11.46%	12.39%	11.81%
Effect of adjustment for intangible assets	4.61%	4.65%	4.74%	4.81%	4.81%	4.79%	4.61%	4.81%
Tangible capital ratio (non-GAAP)	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%	7.78%	7.00%

			CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	$114,426	$117,813
Interest expense	5,099	5,324	5,580	5,886	6,108	6,206	10,423	12,314
Net Interest income (FTE)	$53,417	$50,586	$51,755	$52,212	$53,894	$51,605	$104,003	$105,499

Total noninterest income	$22,917	$21,904	$19,971	$22,563	$19,471	$18,616	$44,821	$38,087
Securities gains (losses)	96	—	—	375	—	—	96	—
Gain on acquisition	—	—	—	—	—	—	—	—
Total noninterest income	$22,821	$21,904	$19,971	$22,188	$19,471	$18,616	$44,725	$38,087
Total Income (FTE)	$76,238	$72,490	$71,726	$74,400	$73,365	$70,221	$148,728	$143,586

Total noninterest expense	$51,176	$47,414	$45,979	$48,175	$49,396	$47,645	$98,590	$97,041
Amortization of intangibles	1,239	1,275	1,327	1,381	1,427	1,471	2,514	2,898
Merger-related expenses	1,467	478	499	—	—	195	1,945	195
Debt extinguishment penalty	—	—	—	—	—	—	—	—
Total noninterest expense	$48,470	$45,661	$44,153	$46,794	$47,969	$45,979	$94,131	$93,948

(4) Efficiency Ratio	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%	63.29%	65.43%